EMPLOYMENT AGREEMENT



The undersigned:

Uroplasty BV, seated at Maastricht and with its place of business at Maastricht, Hertogsingel 54, hereinafter referred to as "the Company",

and,

Mr.               , residing at             , hereinafter to be
referred to as "the Employee",

declare to have entered into the following employment agreement:


1.0  Function`

1.1 The Employee enters into the employment of the Company as starting on and agrees to perform to the best of his/her abilities all the duties which may reasonably be assigned to him/her by or on behalf of the Company, and to follow thereby the instructions which shall be given to him/her by or on behalf of the Company.

1.2 The Employee shall put in every effort in order to further the interests of the Company.

1.3 Employees responsibilities would include, but would not be limited to the following:


2.0 Duration of the employment

2.1 This agreement is entered into for a period of 12 months. After this period the agreement can be terminated by force of law without
notice being  required on                        . After this year
the agreement can also be renewed for an indefinite period of time.

2.2 The first two months after the Employee has begun duties shall be considered as a trial period. During this trial period either party shall have the right to terminate the agreement with immediate effect.


3.0  Termination

3.1 If the interest of the Company so requires, the Company is entitled to order the Employee to refrain from active duty.

3.2 The agreement can at any time be immediately terminated without a termination period being taken into account in the event that an urgent cause for instantaneous dismissal should occur.

3.3 Both the Employee and the Company can terminate the agreement. For the employee the termination period is two months.


4.0  Salary and benefits

4.1  The salary before taxes is dfl.           per month, payable in
arrears at the bank account of the Employee.

4.2 In the month of May a vacation benefit shall be paid equal to 8% of the annual salary before taxes (in the first year 8% of a portion of the annual salary).

4.3 The employee shall be entitled to a vacation of 25 working days per year.


5.0  Duty of secrecy at present

5.1 The Employee shall, both during the term of this Agreement and after this Agreement has been terminated for whatever reason, refrain from disclosing in any manner to whomsoever (including to other members of the Companies or any of its associated Companies' staff, unless such staff members must be informed in connection with their work for the Company or any of its associated Companies and in such event only upon the expressed authorization of the Company) any information of a confidential nature conc of her employment with the Company and with respect to which information the Employee knew or should have known the confidential nature.

5.2  In the event the Employee breaches the obligations pursuant to section 1 of this article 5, the Employee shall, without any notice of default being required, forfeit to the Company liquidated damages for each breach thereof, amounting to 3 times the Employee's most recent monthly salary before taxes, without prejudice to the Company's rights to claim actual damages instead of liquidated damages.


6.0  Documents

6.1 The employee shall not have or keep in his/her private possession any documents or correspondence or copies thereof in any manner whatsoever, that are available to the Employee as a result of her employment, except in so far as and for as long as necessary for the performance of his work for the Company. In any event the Employee shall, promptly and without the need for any request to be made in this regard, return to the Company any and all such documents, correspondence or copies thereof at the termination of the employment or at the retirement of the Employee for whatever reason from active duty.


7.0  Non competition during employment and no additional occupation

7.1 The employee shall during the term of this agreement not be engaged or involved in any manner whether for payment or for her own account in activities in a field similar to or otherwise competing with that of the Company or any of its associated Companies.


8.0  Non competition

8.1 The employee shall during the term of this Agreement and during the term of one year after this agreement has terminated not be engaged or involved in any manner, directly or indirectly, whether for the account of the Employee or for the account of others, in any enterprise carrying on activities in the field of injectable or implantable products for urinary incontinence.

8.2 In the event the Employee shall breach the obligations as expressed in this article, the Employee shall forfeit liquidated damages for every such breach to the extent of 2 times the Employees most recent monthly salary before taxes, plus dfl. 500,- for each day such breach continues after notice of the discovery thereof as been given by the Company, without prejudice to the Company's right to claim actual damages instead of liquidated damages.


9.0  No gifts

9.1 The Employee shall, without the prior consent of the Company during the term of this agreement, not accept or stipulate in connection with the performance of the duties of the Employee any commission, favor, compensation, or gifts in whatever form, in any manner, directly or indirectly, from customers, suppliers or other third parties.

9.2 The provision of this article does not apply to the customary business gifts of small value.


10.0 Patent assignment by employee

In consideration of employment by Uroplasty B.V. and monies paid to the employee through salary and other benefits, the undersigned herein agrees to disclose promptly to the corporation or any subsidiary or affiliate company, or nominee thereof, every disclosure, improvement and invention made, conceived or developed by the employee during the entire period of employment, either in the course of such employment or with the use of Company's time, material or facilities, or directly related to the business of the Company.

The undersigned further agrees to convey to the corporation or any subsidiary affiliate or nominee thereof, the entire right, title or interest, domestic and file which the employee may have in such discoveries, improvements or inventions, or a lesser thereof at the option of the Company, its subsidiaries or affiliates and does further agree to sign all applications for subsidiaries or affiliates and other appropriate documents and perform all acts and do all things necessary to make this agreement effective.



11.0  Applicable law

11.1  This agreement is governed by the law of the Netherlands.


Thus agreed and executed in twofold at
Maastricht, on May 12, 1997





Uroplasty BV                       Mr.
Mr. D.G. Holman
Direkteur